UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 18, 2023 (September 15, 2023)

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane
Dallas,	Texas	75231
(Address of Principal Executive Offices)		(Zip Code)

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 par value	KOS	New York Stock Exchange
London Stock Exchange

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, Kosmos Energy Ltd. (the “Company”) and certain of its subsidiaries were party to a five-year, senior secured term-loan credit agreement secured against the Company’s U.S. Gulf of Mexico assets (the “GoM Term Loan”) with an affiliate of Beal Bank, as Lender, and CLMG Corp., as administrative agent and term loan collateral agent. On September 15, 2023, the Company prepaid the remaining outstanding principal amount of $137.5 million plus accrued interest using cash on hand, constituting payment in full. The GoM Term Loan was subsequently terminated pursuant to, and subject to the terms of, the GoM Term Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2023

KOSMOS ENERGY LTD.

By:	/s/ NEAL D. SHAH
Neal D. Shah
Senior Vice President, Chief Financial Officer

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